EXHIBIT 10.17

1618 & 1620 WEST 8TH AVENUE
VANCOUVER, BC

SUBLEASE

BETWEEN

RAINMAKER ENTERTAINMENT INC.
(SUBLANDLORD)

AND

DIGITAL DOMAIN PRODUCTIONS (VANCOUVER), LTD.
(SUBTENANT)

SUBLEASE

1618 & 1620 WEST 8TH AVENUE
VANCOUVER, BC

(THE “BUILDING”)

Between:

Rainmaker Entertainment Inc.
500-2025 West Broadway
Vancouver, BC V6J 1Z6

(the “Sublandlord”)

And:

Digital Domain Productions (Vancouver), Ltd.
c/o Digital Domain Productions, Inc.
300 Rose Avenue
Venice, CA 90291
USA

(the “Subtenant”)

The Subtenant hereby offers to lease from the Sublandlord, in consideration of the rents, covenants and agreements contained in this sublease (the “Sublease”), the Subleased Premises (as hereinafter defined) upon the following terms and conditions:

1.	DEFINITIONS

Capitalized terms have the meaning as defined in lease between Austeville Properties Ltd. (the “Landlord”), as the landlord, and the Sublandlord, as the tenant, dated December 19, 2007 (the “Lease”) unless otherwise expressly defined in this Sublease.

2.	SUBLEASED PREMISES

The premises (the “Subleased Premises”) shall be those premises on the first (1st) floor of the Building having a rentable area of approximately nineteen thousand three hundred seventy two (l9,372) square feet as shown in Schedule A.  The Basic Rent (as hereinafter defined) and the Additional Rent (as hereinafter defined) shall be subject to adjustment if the Subleased Premises are subsequently re-measured by the Sublandlord or the Landlord in accordance with the measurement standards set out in the Lease.

3.	EAST SERVER ROOM

The Subtenant hereby grants to the Sublandlord, at no cost for the Term, a license to use for storage one secured room, known as the “East Server Room”, having an area of approximately 252 square feet, in the Subleased Premises as indicated in cross hatch on Schedule “A”.  The Sublandlord shall be granted access to the East Server Room by the Subtenant on 24 hours written notice, Monday to and including Friday, except for  British Columbia statutory holidays, and otherwise upon reasonable written notice, the method of delivery and specified addressee of such notice (for the purposes of this Section 3 only) to be designated by the Subtenant.

4.	OFF SITE DATA BACK UP – 2025 WEST BROADWAY, VANCOUVER

The Sublandlord hereby grants to the Subtenant, at no cost for the Term, a license to use for storage of backup data, a secured area of approximately 252 square feet in the Sublandlord’s facilities located at 2025 West Broadway (the “Alternate Premises”).  The exact location of the Alternate Premises within 2025 West Broadway will be subject to mutual agreement between the Sublandlord and the Subtenant acting commercially reasonably.  The Subtenant shall also be permitted access to and use of up to 4 strands of the Sublandlord’s dedicated fibre connection between the Building and the Alternate Premises at no cost for the Term.  The Subtenant will be responsible for any costs related to the purchase, installation and eventual removal of its equipment from the Alternate Premises.  The Subtenant shall be granted access to the Alternate Premises by the Sublandlord on 24 hours written notice, Monday to and including Friday, except for  British Columbia statutory holidays, and otherwise upon reasonable written notice, the method of delivery and specified addressee of such notice (for the purposes of this Section 4 only) to be designated by the Sublandlord.

5.	TERM

The term (the “Term”) of the Sublease shall be seventy two (72) months less one day commencing on the 1st day of January, 2010 (the “Commencement Date”) and expiring on the 30th day of December, 2015 (the “Expiration Date”).  The Subtenant has no renewal rights to the Subleased Premises under this Sublease.

6.	BASIC RENT

The Subtenant will pay the Sublandlord basic rent (“Basic Rent”) in advance on the first day of each month during the Term.  Basic Rent shall be calculated based on the rentable area of the Subleased Premises, including the East Server Room, at the rental rate per square foot for each year of the Term as set out below:
Lease Year	Amount Per Sq. Ft.	Annual Basic Rent (plus taxes)	Monthly Basic Rent (plus taxes)
1	$10.00	$193,720.00	$16,143.33
2	$11.00	$213,092.00	$17,757.67
3-6	$14.00	$271,208.00	$22,600.67

7.	OPERATING COSTS AND PROPERTY TAXES

In addition to Basic Rent, the Subtenant shall pay the Sublandlord additional rent (“Additional Rent” and, together with Basic Rent, “Rent”) on a monthly basis in advance on the first day of each month.  The Additional Rent will be equal to the additional rent payable by the Sublandlord, as tenant, under the Lease pursuant to Article 12 of the Lease plus any other amount charged to the Sublandlord, as tenant, in accordance with the terms of the Lease, in respect of the Subtenants use of the Subleased Premises.  The Sublandlord represents its additional rent payments for fiscal 2009, including in-suite janitorial services and utility consumption of a standard user, were approximately $13.32 per square foot.  The Subtenant acknowledges it will be responsible for all utility costs charged to the Sublandlord in accordance with the terms of the Lease during the Term, in respect of the Subtenants use of the Subleased Premises and, if the Subtenant is a larger consumer of utilities than the Sublandlord was in fiscal 2009, the Subtenant’s monthly Additional Rent payments will exceed $13.32 per square foot.  In the event the Subtenant feels that specific charges forming part of Additional Rent are unreasonable, the Subtenant may raise the issue with the Sublandlord and the Sublandlord will, in good faith, raise the issue with the Landlord for review.

8.	DEPOSIT

The Subtenant will deliver a cheque for Eighty Five Thousand Eight Hundred Thirty Seven Dollars Thirty Three Cents ($85,837.33) (the “Deposit”) payable to Colliers Macaulay Nicolls Inc. (the “Agent”), in trust within four (4) business days of the signing and delivery of this Sublease by both parties.  The Deposit will be credited in payment firstly towards the last month’s estimated Rent and thereafter towards the first Rent due, plus any applicable Goods and Services Tax or Harmonized Sales Tax.  In the event the Subtenant defaults under the terms of this Sublease, the Sublandlord may terminate this Sublease and retain the Deposit on account of damages and not as a penalty and without prejudice to any other remedy the Sublandlord has under this Sublease or at law.

9.	REDUCED RENT PERIOD

The Subtenant shall have a reduced Rent period of six (6) months from the Commencement Date to June 30, 2010 (the “Reduced Rent Period”).  During the Reduced Rent Period:

(a)
the Subtenant will not pay any Basic Rent or Additional Rent for 11,000 square feet of rentable area of the Subleased Premises, provided that if the Subtenant’s consumption of utilities is such that the additional rent payable by the Sublandlord during the Reduced Rent Period exceeds $13.50 per square foot, the Subtenant will be responsible to pay the amount in excess of $13.50 per square foot to the Sublandlord upon demand.

(b)	the Subtenant will pay Basic Rent and full Additional Rent for the rentable area of the Subleased Premises in excess of 11,000 square feet; and

(c)	the Subtenant shall abide by all other terms of this Sublease.

10.	EARLY OCCUPATION AND ACCESS BY SUBTENANT

The Subtenant shall have access to the Subleased Premises on November 3, 2009 for the purposes of performing improvements and/or conducting its business. During any period prior to the Commencement Date in which the Subtenant is permitted to have occupancy of the Subleased Premises, whether exclusively or in common with the Sublandlord, its contractors, sub-contractors or employees, the Subtenant shall be bound by all the provisions of the Lease and this Sublease saving those requiring payment of rent. During such period prior to the Commencement Date, the Subtenant shall have the right to occupy the Subleased Premises for the purposes of carrying on the Subtenant’s business provided the necessary occupancy permits are in place.  Early occupation and access of the Subleased Premises by the Subtenant prior to the Commencement Date, in accordance with this Clause 10, shall not be counted against or deducted from the Reduced Rent Period.

11.	USE

The Subtenant will only use the Subleased Premises for the purposes permitted under the Lease.

12.	PARKING

The Sublandlord shall provide, at the Subtenant’s cost, up to forty (40) but not less than twenty (20) parking stalls in the Building in accordance with the terms of the Lease.  The Subtenant shall be responsible for all parking costs and handle all parking issues with the Landlord directly in accordance with the Lease.

13.	SUBTENANT’S COVENANTS

The Subtenant acknowledges having received a copy of the Lease and will:

(a)
perform all of the obligations of the Sublandlord, as tenant, under the Lease other than the payment of rent to the Landlord and will be bound by the terms of the Lease to the extent they govern the use of the Subleased Premises and the Building;

(b)	not do or omit to do any act which would cause the Sublandlord to be in breach of the terms of the Lease, other than the payment of rent to the Landlord;

(c)
obtain and maintain during the Term insurance with respect to the Subleased Premises on such terms as the Sublandlord may reasonably require and in satisfaction of the Sublandlord’s  insurance obligations under the Lease.  The insurance obtained by the Subtenant will record the Landlord and Sublandlord as additional named insureds and will include cross-liability, severability of interests and waiver of subrogation rights in favour of the Landlord and Sublandlord;

(d)
the Subtenant will comply with the assignment and subletting restrictions provided in the Lease and, in addition to the restrictions in the Lease, the Subtenant will not assign or sublease the Subleased Premises without the prior written consent of the Sublandlord, which the Sublandlord cannot unreasonably withhold provided it will not be unreasonable for the Sublandlord to withhold consent until the consent of the Landlord is obtained.

14.	SUBTENANT’S BREACH

If the Subtenant fails to perform any of its obligations under this Sublease, the Sublandlord will have all of the remedies against the Subtenant which the Landlord has under the Lease against the Sublandlord as tenant for a breach thereof, whether expressly set out in the Lease or arising in law or equity, subject to the same notice periods set out in the Lease.

15.	SUBLANDLORD’S COVENANTS

The Sublandlord will perform all of its obligations under the Lease and the Sublandlord agrees to and hereby does indemnify and hold harmless the Subtenant against claims, costs and liabilities in respect of a default by the Sublandlord of any of its obligations under the Lease where such default results in the Landlord terminating the Lease.

16.	SUBLANDLORD’S WORK

The Subleased Premises shall be accepted by the Subtenant on an “as is” basis with the exception of the Sublandlord’s Work outlined in Schedule “B”. The Sublandlord’s Work shall be completed by the Sublandlord in an expeditiously manner and to the building standard and shall be completed before the Commencement Date.

17.	ALTERATIONS

The Subtenant shall make no alterations installations, removals, additions or improvements in or about the Subleased Premises without the Sublandlord’s and Landlord’s prior written consent.  The Sublandlord’s consent shall not be unreasonably withheld or delayed provided it will not be unreasonable for the Sublandlord to withhold consent until the consent of the Landlord is obtained.

18.	RESTORATION

The Subtenant shall not be responsible for any costs associated with removing leasehold improvements installed by the Sublandlord or in restoring or bringing the Subleased Premises back to a base building standard at the expiry of the Term.  However, the Subtenant shall be responsible for the removal of any alterations to the Subleased Premises completed by the Subtenant and the Subtenant’s machinery and equipment in the Subleased Premises, at the end of the Term, if requested by the Landlord in accordance with the terms of the Lease.

19.	SOLE AGREEMENT

There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this Sublease expressed or implied, written or oral, collateral or otherwise, except as expressly set forth in this Sublease and this Sublease shall supercede any prior written agreements in respect of the subject matter of this Sublease, save and except for the Lease and any amendments thereto.

20.	GST

Amounts referred to in this Sublease do not include goods and services tax or harmonized sales tax if applicable, and such tax shall be in addition to such costs.

21.	TIME OF THE ESSENCE

Time is of the essence of this Sublease and with respect to the performance of the covenants contained herein.

22.	CONSENT OF LANDLORD

The Sublandlord and Subtenant acknowledge and confirm they are satisfied with the consent obtained from the Landlord with respect to the granting of this Sublease.

23.	PARAMOUNTCY OF HEAD LEASE

The Subtenant acknowledges it has no greater interest in the Subleased Premises than the Sublandlord under the Lease.  To the extent any right or benefit granted to the Subtenant under this Sublease contravenes or is incompatible with the terms of the Lease, the parties agree to amend this Sublease so that the terms of the Sublease do not contravene or are incompatible with the terms of the Lease.

24.	NOTICES

All notices, consents and communications (each a “Notice”) permitted or required under this Sublease will be in writing and delivered in person or by courier to a party as follows:

If to the Sublandlord:
Rainmaker Entertainment Inc.
2nd Floor – 2025 West Broadway
Vancouver, BC  V6J 1Z6

Attention:  Chief Financial Officer

If to the Subtenant:
Digital Domain Productions (Vancouver), Ltd.
c/o 300 Rose Avenue
Venice, California  90291

Attention:  Director, Systems Technology

A Notice will be deemed delivered on the date of delivery if delivered before 4:00 pm on a business day, otherwise the Notice will be deemed delivered as of the following business day.  A party may change its address for Notice to another location in British Columbia by delivering Notice of a change of address in accordance with this section.

25.	DISCLOSURE

The Sublandlord and the Subtenant acknowledge and agree that:

(a)
The Agents represent by Marco DiPaolo and Rob Chasmar, have disclosed that Marco DiPaolo is representing the Sublandlord and Rob Chasmar is representing the Subtenant in the transaction described in this Sublease;

(b)
The Agent, in order to accommodate the transaction described in this Sublease, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

(c)	The Agent’s commission shall be payable by the Sublandlord.

26.	EXECUTION

The parties agree that this Sublease may be executed in counterparts and transmitted by fax or electronic mail, and such counterparts transmitted by fax or electronic mail shall be considered valid and accepted as if such executed counterparts were original signatures.

THE NEXT PAGE IS THE EXECUTION PAGE

AS EVIDENCE OF THEIR AGREEMENT to the above terms and conditions the parties have signed this Sublease

DIGITAL DOMAIN PRODUCTIONS (VANCOUVER) LTD.

SUBTENANT

Per:
Authorized Signatory

RAINMAKER ENTERTAINMENT INC.

SUBLANDLORD

Per:
Authorized Signatory

Schedule “A”

Floor Plan

Schedule “B”

Sublandlord’s Work

The Sublandlord will, at its expenses, complete the following work to the building standard prior to December 31st, 2009, in respect of the Subleased Premises:

(a)	Replace all burnt out lighting fixtures and ballasts;

(b)	Ensure that the base Building HVAC, sprinklers (if existing) and electrical outlets are in good working condition;

(c)	Inspect the cooling system in the server rooms and repair if required;

(d)	Remove all debris, including all cabling, if so requested by the Subtenant such that the Rentable Area of the Subleased Premises are left in a clean, broom swept manner;

(e)	Ensure blinds on all the perimeter windows are fully operable; and

(f)	All existing flooring, electrical & HVAC infrastructure in the Subleased Premises shall be left in place for the use of the Subtenant.